EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors
LaserSight Incorporated:

We consent to the use of our audit report dated February 9, 2001, except as to note 16, which is as of March 12, 2001, on the consolidated financial statements of LaserSight Incorporated and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.

                                  /s/ KPMG LLP

St. Louis, Missouri
August 15, 2001